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                                                                    Exhibit 3(b)

                                    BYLAWS

                                      OF

                              GENTEX CORPORATION

                            A MICHIGAN CORPORATION

                   AS AMENDED AND RESTATED AUGUST 18, 1995


                             ARTICLE I.  OFFICES


        SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be as specified in the Articles of Incorporation or such other place as determined by the Board of Directors if notice thereof is filed with the state of Michigan. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent.

        SECTION 2. OTHER OFFICES. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the state of Michigan, as the Board of Directors may from time to time determine.

                          ARTICLE II. CAPITAL STOCK

        SECTION 1. STOCK CERTIFICATES. Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed capital stock, by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, and shall be sealed with the seal of the Corporation, or a facsimile thereof, if one be adopted. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself, or its employees. In the event an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

        SECTION 2. REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. In the event of the loss or destruction of a stock certificate, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties and/or guarantees as the Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives such indemnification protecting it against any claim that may be made on account of such lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new

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certificate issued in place of any such lost or destroyed certificate shall be plainly marked "duplicate," upon its face.

        SECTION 3. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation. The old certificates shall be surrendered to the Corporation by delivery thereof to the person in charge of the stock transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer, and such certificates shall be cancelled before a new certificate is issued. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim with respect thereto, regardless of any notice thereof, except as may be spcifically required by the laws of the state of Michigan.

        SECTION 4. RULES GOVERNING STOCK CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and of such registrar of transfers.

        SECTION 5. RECORD DATE FOR STOCK RIGHTS. The Board of Directors may fix a date not exceeding sixty (60) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of capital stock; provided, however, that such date shall not precede the date on which the Board takes action to establish the record date. Only shareholders of record on the date so fixed shall be entitled to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed.

        In the event the Board of Directors shall fail to fix a record date as provided in this section of these Bylaws, the record date for the purposes specified herein shall be the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted.

        SECTION 6. DIVIDENDS. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon its outstanding shares out of funds legally available for such purposes, which dividends may be paid in cash, the Corporation's bonds or the Corporation's property, including the shares or bonds of other corporations. In the event a dividend is paid or any other distribution made, in any part, from sources other than earned surplus, payment or distribution thereof shall be accompanied by written notice to the shareholders (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determined at the time of the notice, disclosing the approximate effect

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of the dividend or distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

        In addition, the Board of Directors, in its discretion, from time to time may declare and direct the payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act. A share divided or other distribution of shares of the Corporation shall be accompanied by a written notice to shareholders (a) disclosing the amounts by which the distributions affect stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

        SECTION 7. TREASURY SHARES. Shares that have been issued and reacquired by the Corporation shall constitute authorized but unissued shares.

        SECTION 8. REDEMPTION OF CONTROL SHARES. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, shall, at any time during the period ending sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act. Redemptions of shares pursuant to this bylaw shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

        The terms "control shares," "control share acquisition," "acquiring person statement," "acquiring person," and "fair value" as used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 7B of the Michigan Business Corporation Act.

                          ARTICLE III.  SHAREHOLDERS


        SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at such place, within or outside the state of Michigan, as may be determined from time to time by the Board of Directors.

        SECTION 2. ANNUAL MEETING. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on such date prior to the first day of June of each year as the Board of Directors may determine from time to time.

        SECTION 3. SPECIAL MEETINGS. Special meetings of sharholders shall be called at the direction of the Board of Directors by the Chairman or the Secretary, or upon receipt by
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either of them of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning 50 percent of the voting shares of the Corporation issued and outstanding, or by a majority of the directors then in office.

       SECTION 4. RECORD DATE FOR NOTICE AND VOTE. The Board of Directors may fix a date not more than sixty (60) nor less than ten (10) days before the date of a shareholders' meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at the meeting or adjournments thereof; provided, however, that such date shall not precede the date on which the Board takes action to establish the record date. In the event the Board of Directors fails to fix such a record date, the record date for determination of shareholders shall be the close of business on the day next preceding the day on which notice is given.

       SECTION 5. NOTICE OF SHAREHOLDER MEETINGS. Written notice of the time, place, and purposes of any meeting of shareholders shall be given to shareholders entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of the meeting, which notice may be given either by delivery in person to such shareholders or by mailing such notice to shareholders at their addresses as the same appear on the stock books of the Corporation; provided, however, that attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business, because the meeting is not lawfully called or convened.

       SECTION 6. VOTING LISTS. The Corporation's officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of and number of shares held by each shareholder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting. If for any reason these requirements with respect to this shareholder list have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

       SECTION 8. QUORUM. Shares equaling a majority of all of the voting shares of the capital stock of the Corporation issued and outstanding (excluding treasury stock), represented in person or by proxy, shall constitute a quorum at the meetings of shareholders. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a further date without further notice other than the announcement at such meeting, and when the quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any meeting of


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shareholders may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorom.

        SECTION 9. CONDUCT OF MEETINGS. The officer who is to preside at meetings of shareholders pursuant to Article V of these Bylaws, or his or her designee, shall determine the agenda and the order in which business shall be conducted unless the agenda and the order of business have been fixed by the Board of Directors. Such officer or designee shall call meetings of shareholders, to order and shall preside unless otherwise determined by the affirmative vote of a majority of all of the voting shares of the Corporation issued and outstanding other than treasury shares. The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the absence of the Secretary, or his or her inability or refusal to act as secretary, the presiding officer shall appoint any person to act as Secretary of the meeting.

        SECTION 10. INSPECTORS OF ELECTIONS. The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may, and on request of a shareholder entitled to vote thereat shall appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

                            ARTICLE IV. DIRECTORS


        SECTION 1. BOARD OF DIRECTORS. The authority and size of the Board of Directors, and the procedures for nominating, electing and removing directors shall be as specified in the Corporation's Articles of Incorporation.

        SECTION 2. RESIGNATION. A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Coporation or at a subsequent time as set forth in the written notice of resignation.

        SECTION 3. PLACE OF MEETINGS AND RECORDS. The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and executive and other committees, if any, and keep the books and records of account for the Corporation, in such place or places, within or outside the state of Michigan, as the Board may from time to time determine.

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        SECTION 4.  REGULAR MEETINGS OF THE BOARD.  Regular meetings of the
Board of Directors may be held at such times and places and pursuant to such notice, if any, as may be established from time to time by resolution of the Board of Directors.

        SECTION 5. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary, and shall be called by one of them upon the written request of a majority of the directors. Written notice of the time and place of special meetings of the Board shall be given by regular mail, telegram, or personal delivery to each director at least twenty-four (24) hours prior thereto. Notices of special meetings may state a purpose or purposes for the meeting, but such notices shall not be required to state any purpose and shall not be deemed deficient if the statement or purpose is incomplete or inaccurate.

        SECTION 6. QUORUM AND VOTE. A majority of the members of the Board then in office constitutes a quorum for the transaction of business, and the vote of a majority of the members present at any meeting at which a quorum is present constitutes the action of the Board of Directors.

        SECTION 7. ACTION OF THE BOARD WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors and the consent shall have the same effect as a vote of the Board of Directors for all purposes.

        SECTION 8. REPORT TO SHAREHOLDERS. At least once in each year the Board of Directors shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder within four (4) months after the end of each fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation, its statement of source and application of funds.

        SECTION 9. CORPORATE SEAL. The Board of Directors may provide a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by him or her.

        SECTION 10. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the directors may be paid their expenses, if any, and/or reasonable compensation for attendance at meetings of the Board or of any committee of which they are a member, and the Board of Directors may distinguish between directors on the basis of time devoted to the Company's affairs including travel time and/or between directors who are employees of the Corporation and other directors in establishing such compensation.

        SECTION 11. EXECUTIVE COMMITTEE. The Board of Directors may by resolution establish an executive or other committee composed of two (2) or more of the directors to exercise such powers and authority of the Board of Directors to the extent provided in such
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resolution and not prohibited by the Michigan Business Corporation Act for the management of the business and affairs of the Corporation. Such committees and each member thereof shall serve at the pleasure of the Board of Directors.

        SECTION 12. COMPENSATION COMMITTEE. The Compensation Committee shall be responsible for annually reviewing the Corporation's policy for compensation of executive officers and making recommendations with respect to that policy to the Board of Directors. Consistent with that policy, the Committee shall make all compensation decisions for executive officers, including the grant of stock options or other stock based incentives under formally adopted plans. The Committee shall consist of not less than three (3) directors who are not employees of the Corporation, except that the Chairman of the Board may serve on the Committee irrespective of his employment status, and all members shall serve at the pleasure of the Board of Directors.

        SECTION 13. AUDIT COMMITTEE. The Audit Committee shall be responsible for annually making recommendations to the Board of Directors with respect to the selection of independent public accountants to serve as the Corporation's auditors, and for reviewing the scope of their audit, their audit report, and any recommendations made by them. The Committee shall consist of not less than two (2) directors who are not employees of the Corporation, and the members shall serve at the pleasure of the Board of Directors.

        SECTION 14. OTHER COMMITTEES. The Board of Directors may, by resolution, establish such other committees from time to time as they think advisable, with such purposes, authority, and membership as is set forth in the resolution establishing any such committee.

                             ARTICLE V. OFFICERS


        SECTION 1. DESIGNATION OF OFFICERS. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other offices as may be established by the Board of Directors, including a Chairman of the Board, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as the Board may deem proper. The officers of the Corporation need not be directors or shareholders. Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two or more officers. In addition, the Board of Directors, by specific resolution, may authorize the Chief Executive Officer to appoint Assistant Secretaries and Assistant Treasurers, which subordinate, assistant officers may be removed at any time, with or without cause, by the Chief Executive Officer or the Board of Directors.

        SECTION 2. ELECTION OF OFFICERS. The officers of the Corporation shall be elected at the first meeting of the Board of Directors, or by action taken pursuant to written consent, after the annual meeting of shareholders. Officers shall hold office for terms of one (1) year and until their respective successors are elected and qualified, or until resignation or removal.
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        SECTION 3. RESIGNATION AND REMOVAL.  An officer may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Officers of the Corporation serve at the pleasure of the Board of Directors and may be removed by the Board at any time, with or without cause.

        SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The Chairman of the Board shall perform such other duties as may be determined by resolution of the Board of Directors including, if the board shall so determine, acting as the Chief Executive Officer of the Corporation, in which case the Chairman shall have general supervision, direction, and control of the business of the Corporation and shall have the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation.

        SECTION 5. PRESIDENT. Unless the Board of Directors shall determine otherwise, the President shall be the Chief Executive Officer as well as the Chief Operating Officer of the Corporation and shall have general supervision, direction, and control of the business of the Corporation as well as the duty and responsibility to implement and accomplish the objectives of the Corporation. In the absence or nonelection of a Chairman, or if so determined by the Board of Directors, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors, and the President shall perform such other duties as may be assigned by the Board of Directors.

        SECTION 6. VICE PRESIDENTS. In the absence of the President and the Chairman of the Board, or in the event of their death, inability or refusal to act, the Executive Vice President, if one has been elected, or other Vice Presidents in the order designated at the time of their election, or in the absence of such designation, then in the order of their election, shall perform the duties of the President. The Executive Vice President and the other Vice Presidents shall have such authority and shall perform such duties as shall be assigned to them by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

        SECTION 7. TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors, or any member thereof, at such times as they may request within reason, an account of all transactions as Treasurer and of the financial condition of the Corporation, and in general the Treasurer shall perform all in incident to the Office of the Treasurer and such other duties as may be assigned by the Board of Directors. The Treasurer may be required to



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give bond for the faithful performance of his duties in such sum and with such surety, at the expense of the Corporation, as the Board of Directors may from time to time require.

        SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of sharholders and directors and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect to do so, any such notice may be given by any person so directed by the Chief Executive Officer or by the directors. The Secretary shall record all of the proceedings of minutes of shareholders and of the directors in one or more books provided for that purpose, and shall perform all duties incident to the office of Secretary, and such other duties as may be assigned by the Board of Directors.

        SECTION 9. OTHER OFFICES. Other officers elected by the Board of Directors shall have such authority and shall perform such duties in the management of the Corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

           ARTICLE VI.  CONTRACTS, LOANS, CHECKS, AND LEGAL ACTION


        SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

        SECTION 3. CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        SECTION 4. DEPOSITS. All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may determine.

                          ARTICLE VII.  FISCAL YEAR


        The fiscal year of this Corporation shall end on the 31st day of December of each year.
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                            ARTICLE VIII.  NOTICES


        SECTION 1. NOTICES. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation for this Corporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a post office box, postage prepaid, or delivery to a telegraph company, addressed to the person entitled thereto at his last known address, and such notice shall be deemed to have been given on the day of such mailing or delivery to a telegraph company. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

        SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            ARTICLE IX. AMENDMENTS


        These Bylaws may be amended, repealed, or new Bylaws adopted either by a majority vote of the Board of Directors at any regular or special meeting of the Board, and without prior notice of intent to do so, or by majority vote of shareholders at any annual or special meeting, if notice of the proposed amendment, repeal, or adoption be contained in the notice of such meeting.